Exhibit 99.1
Thoughtworks Reports Strong Fourth Quarter and Full Year 2021 Financial Results
•Annual revenues exceed $1 billion
•Reported revenue growth of 39.0% in the fourth quarter and 33.2% for the full year
•Provides guidance for the full year and first quarter of 2022
CHICAGO, IL., (Mar. 1, 2022) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the fourth quarter and full year ended December 31, 2021 and provided its financial outlook for the full year and first quarter of 2022.
Guo Xiao, Thoughtworks' Chief Executive Officer, said, "We are proud of our outstanding performance in 2021. I am delighted to share that our revenues now exceed a billion dollars. We reported revenue growth of 39.0% in the fourth quarter of 2021 and 33.2% in 2021, growing revenue to $1,069.9 million.
Our results reflect the extraordinary impact of over 10,600 Thoughtworkers in 17 countries, across five continents. We have seen an acceleration in growth of digital transformation and we expect this trend to continue in 2022. Thoughtworks’ premium position, our advocacy for social change and cultivating culture attracts and retains exceptional talent and we are well placed to capitalize on this market opportunity."
Fourth quarter 2021 highlights
•Revenues of $286.8 million, an increase of 39.0% year-over-year and 39.2% on a constant currency basis1
•Net loss of $(35.1) million, a decrease of 279.2% compared to the fourth quarter of 2020; net loss margin of (12.2)% compared to net income margin of 9.5% in the fourth quarter of 2020
•Adjusted EBITDA of $51.7 million, an increase of 45.2% compared to the fourth quarter of 2020; Adjusted EBITDA Margin of 18.0%, compared to 17.3% in the fourth quarter of 2020
•Diluted loss per common share of $(0.12) compared to diluted earnings per common share of $0.06 for the fourth quarter 2020
•Adjusted Diluted Earnings per Share ("Adjusted Diluted EPS") of $0.09 compared to $0.06 for the fourth quarter of 2020
•Stock-based compensation for the fourth quarter was $74.5 million compared to $0.6 million for the fourth quarter of 2020
Full year 2021 highlights
•Revenues of $1,069.9 million, an increase of 33.2% year-over-year and 29.3% on a constant currency basis
•Net loss of $(23.6) million, a decrease of 129.8% compared to 2020; net loss margin of (2.2)%, compared to net income margin of 9.9% in 2020
1 Revenue Growth Rate at constant currency, Adjusted EBITDA, and certain other measures in this release, are non-GAAP financial measures. See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.

•Adjusted EBITDA of $223.2 million, an increase of 45.7% compared to 2020; Adjusted EBITDA Margin of 20.9%, compared to 19.1% in 2020
•Diluted loss per common share of $(0.33) compared to diluted earnings per common share of $0.26 for 2020
•Adjusted Diluted EPS of $0.46 compared to $0.30 for 2020
•Stock-based compensation for 2021 was $157.9 million compared to $1.7 million for 2020

Financial review of fourth quarter 2021 results
Revenues for the fourth quarter were $286.8 million, an increase of 39.0% year-over-year and 39.2% on a constant currency basis. Acquisitions completed in the last twelve months contributed 2.3% to revenue growth in the quarter.
Gross margin for the fourth quarter was 23.9%, a decrease of 16.1% from 40.0% in the fourth quarter of 2020, primarily impacted by $51.4 million of stock-based compensation recorded in cost of revenues.
Adjusted Gross Margin was 42.9%, compared to 41.1% in the fourth quarter of 2020.
Selling, general and administrative (“SG&A”) expenses for the fourth quarter were $95.4 million, 33.3% of revenues, compared to $50.0 million, or 24.2% of revenues, for the fourth quarter of 2020, primarily impacted by $23.1 million of stock-based compensation.
Adjusted SG&A for the fourth quarter was $70.6 million, or 24.6% of revenues, compared to $48.5 million, or 23.5% of revenues, for the fourth quarter of 2020.
Net loss and net loss margin for the fourth quarter was $(35.1) million and (12.2)%, respectively, compared to net income and net income margin of $19.6 million and 9.5%, respectively, for the fourth quarter of 2020, impacted primarily by $74.5 million of stock-based compensation expense.
Adjusted EBITDA for the fourth quarter was $51.7 million, an increase of 45.2% compared to the fourth quarter of 2020. Adjusted EBITDA Margin was 18.0%, an increase of 0.7% compared to the fourth quarter of 2020.
Diluted loss per common share for the fourth quarter was $(0.12), compared to diluted earnings per common share of $0.06 in the fourth quarter of 2020.
Adjusted Diluted EPS of $0.09 compared to $0.06 for the fourth quarter 2020, after adjusting for $74.5 million of stock-based compensation, $3.0 million of intangibles amortization, $1.2 million of employer payroll tax on employee equity incentive plans, $1.1 million of unrealized foreign exchange losses, $0.6 million of acquisition costs and $16.5 million in income tax effects for the aforementioned adjustments.
We saw strong growth for the quarter across all regions. Revenue growth by customer location for the fourth quarter was as follows:
•Geographic revenues increased: North America 36.3%; APAC 45.7%; Europe 36.6%; and LATAM 28.0% compared with the fourth quarter of 2020.
We also continued to see strong growth across our industry verticals during the quarter. Revenue growth by industry for the fourth quarter was as follows:
•Industry vertical revenues increased: Financial services and insurance 68.6%; Retail and consumer 53.6%; Technology and business services 33.5%; Automotive, travel and transportation 31.3%; and Energy, public and health services 23.7% compared with the fourth quarter of 2020.

Financial review of full year 2021 results
Revenues for 2021 were $1,069.9 million, an increase of 33.2% year-over-year and 29.3% on a constant currency basis. Acquisitions completed in 2021 contributed 2.4% to revenue growth for the full year.
Our overall bookings at the end of 2021 increased by 60.8% year on year to $1.5 billion with strong momentum across geographies and verticals. At the end of 2021, we had 40 clients with bookings greater than $10 million compared to 31 clients at the end of 2020.
Gross margin for 2021 was 35.6%, a decrease of 5.2% from 40.8% in 2020, primarily impacted by $80.4 million of stock-based compensation expense recorded in cost of revenues.
Adjusted Gross Margin for 2021 was 44.2%, compared to 41.9% in 2020.
SG&A expenses for the full year were $343.8 million, 32.1% of revenues, compared to $189.5 million, or 23.6% of revenues, for 2020, primarily impacted by $77.5 million of stock-based compensation.
Adjusted SG&A for 2021 was $249.3 million, or 23.3% of revenues, compared to $185.5 million, or 23.1% of revenues, for 2020.
Net loss and net loss margin for 2021 was $(23.6) million and (2.2)%, respectively, compared to net income and net income margin of $79.3 million and 9.9%, respectively, for 2020, impacted primarily by $157.9 million of stock-based compensation expense.
Adjusted EBITDA for 2021 was $223.2 million, an increase of 45.7% compared to 2020. Adjusted EBITDA Margin of 20.9%, compared to 19.1% in 2020, an increase of 1.8%.
Diluted loss per common share for 2021 was $(0.33) compared to diluted earnings per common share of $0.26 in 2020.
Adjusted Diluted EPS for 2021 was $0.46 compared to $0.30 for 2020, after adjusting for $157.9 million of stock-based compensation, $12.0 million of intangibles amortization, $5.0 million of unrealized foreign exchange losses, $2.7 million of costs related to our initial public offering (“IPO”), $2.7 million of tender offer compensation expense, $8.5 million of acquisition costs, $2.0 million of non-recurring professional fees, $1.2 million of employer payroll tax on employee equity incentive plan and $43.1 million in income tax effects for the aforementioned adjustments.
We saw strong growth for the full year across all regions. Revenue growth by customer location for the full year was as follows:
•Geographic revenues increased: North America 23.4%; APAC 44.1%; Europe 36.7%; and LATAM 25.7% compared with 2020.
We also continued to see strong growth across our industry verticals during the full year. Revenue growth by industry for the full year was as follows:
•Industry vertical revenues increased: Financial services and insurance 38.3%; Retail and consumer 43.4%; Technology and business services 26.3%; Automotive, travel and transportation 21.7%; and Energy, public and health services 37.1% compared with 2020.
Stock-based compensation increased by $156.3 million to $157.9 million for 2021. The incremental stock-based compensation expense for 2021 includes (a) $61.0 million related to the accelerated vesting of certain employee stock options; (b) $83.4 million related to the new RSU grants issued in connection with the IPO; (c) $6.0 million related to RSU grants awarded in the fourth quarter; and (d) $5.9 million related to options granted earlier in the year. Stock-based compensation is a primary component of the difference between our GAAP and non-GAAP metrics.

We continue to have strong liquidity and cash flow from operations. We had cash and cash equivalents of $368.2 million as of December 31, 2021, along with $165.0 million of borrowing capacity under our revolving credit line. Our total debt outstanding, before deferred financing fees, was $509.6 million at December 31, 2021. Cash flow from operations was $22.8 million in the fourth quarter, compared to $26.1 million in the fourth quarter of 2020 and $118.3 million for the full year 2021 compared to $125.3 million in 2020. Free Cash Flow in the fourth quarter was $18.2 million for the quarter, compared to $19.9 million in the fourth quarter of 2020 and $92.2 million for the full year 2021 compared to $110.2 million in 2020.

Financial outlook
Thoughtworks provides the following outlook for the first quarter and full year of 2022:
First quarter
Thoughtworks expects the following for the first quarter:
•Revenues in the range of $303 million to $305 million, reflecting year-over-year growth at the midpoint of 28%, or 31% on a constant currency basis;
•Adjusted EBITDA Margin in the range of 19.0% to 20.0%; and
•Adjusted Diluted EPS in the range of $0.11 to $0.12 for the quarter, assuming a weighted average of 332 million diluted outstanding shares for the quarter.
Full year
Thoughtworks expects the following for the full year:
•Revenue growth in the range of 25% to 26% year-over-year on a constant currency basis. Revenue growth on a reported basis in the range of 23% to 24% which includes a negative foreign currency translation impact of approximately 2%;
•Adjusted EBITDA Margin in the range of 19.0% to 20.0%; and
•Adjusted Diluted EPS in the range of $0.50 to $0.52 for the year, assuming a weighted average of 335 million diluted outstanding shares for the year.

Conference call information
Thoughtworks will host a conference call and webcast call at 8:00 a.m. Eastern Time on Tuesday, March 1, 2022, to discuss our financial results. The conference call can be accessed through the following numbers: USA / Canada toll-free: +1 (844) 834-1436, International dial-in number: +1 (929) 517-0930, Conference ID: 3394017. To access the webcast and the accompanying slide presentation, which has additional information regarding Thoughtworks' operating results, you can visit our investor relations website at https://investors.thoughtworks.com. A telephone replay will be available from 11:00 a.m. ET on Tuesday, March 1, 2022 and for seven days following that, on +1 (855) 859-2056 and on +1 (404) 537-3406. A replay of the webcast will also be made available on our investor relations website at https://investors.thoughtworks.com. Information on Thoughtworks' website is not part of this press release.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are 10,600+ Thoughtworkers strong across 49 offices in 17 countries. Over the last 25+ years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Investor Relations: investor-relations@thoughtworks.com
Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the company’s press releases, SEC filings, public conference calls and webcasts.

Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under "Financial outlook," including expectations relating to revenues and other financial or business metrics; statements regarding relationships with clients and business momentum; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the current and future impact of the COVID-19 pandemic on Thoughtworks' business and industry; the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to maintain or acquire new client relationships; general business and economic conditions; and our ability to successfully execute our growth strategy and strategic plans. Additional information concerning these and other risks and uncertainties are contained in the "Risk Factors" section of Thoughtworks' registration statement on Form S-1. Additional information will be made available in our quarterly reports on Form 10-Q, our Annual Report on Form 10-K, and other filings and reports that Thoughtworks may file from time to time with the SEC. Except as required by law, Thoughtworks assumes no obligation, and does not intend to, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.
Certain non-GAAP measures related to our financial outlook included in this press release and the associated webcast were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation, acquisitions, income tax effects of adjustments and other items. The unavailable information could have a significant impact on the Company's GAAP financial results. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.
Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll tax on employee equity incentive plan and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, employer payroll tax on employee equity incentive plan, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature, certain costs related to business rationalization and IPO-related costs. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted Net Income and Adjusted Diluted EPS
We define Adjusted Net Income as net (loss) income adjusted for unrealized gain (loss) on foreign currency exchange, stock-based compensation expense, employer payroll tax on employee equity incentive plan, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature, certain costs related to business rationalization, IPO-related costs and income tax effects of adjustments.
We define Adjusted Diluted EPS as diluted (loss) earnings per common share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net Income. In other words, the numerator for Adjusted Diluted EPS utilizes Adjusted Net Income. We calculate Adjusted Diluted EPS by dividing Adjusted Net Income, after adjustment for preferred stock dividends and earnings allocated to preferred stock, resulting in Adjusted Net Income attributable to common shareholders, by diluted weighted average shares outstanding.
Our management uses Adjusted Net Income and Adjusted Diluted EPS to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.
Our management uses Adjusted Net Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net (loss) income excluding income tax expense, interest expense, other expense (income), net, unrealized gain (loss) on foreign currency exchange, stock-based compensation expense, employer payroll tax on employee equity incentive plan, depreciation and amortization expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue generating operations, tender offer compensation expense that is considered one-time in nature, certain costs related to business rationalization and IPO-related costs. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.
Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenues	$286,800	$206,293	$1,069,945	$803,375
Operating expenses:
Cost of revenues	218,396	123,810	689,443	475,560
Selling, general and administrative expenses	95,420	49,999	343,786	189,497
Depreciation and amortization	4,592	4,892	17,599	17,479
Total operating expenses	318,408	178,701	1,050,828	682,536
Income from operations	(31,608)	27,592	19,117	120,839
Other (expense) income:
Interest expense	(5,140)	(5,934)	(25,456)	(25,767)
Net realized and unrealized foreign currency (loss) gain	(1,857)	4,821	(5,465)	7,190
Other (expense) income, net	(1,977)	46	(1,671)	185
Total other expense	(8,974)	(1,067)	(32,592)	(18,392)
(Loss) income before income taxes	(40,582)	26,525	(13,475)	102,447
Income tax expense	(5,457)	6,921	10,148	23,164
Net (loss) income	$(35,125)	$19,604	$(23,623)	$79,283

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(272)	15,799	(9,274)	8,478
Comprehensive (loss) income	$(35,397)	$35,403	$(32,897)	$87,761

Net (loss) earnings per common share:
Basic (loss) earnings per common share	$(0.12)	$0.06	$(0.33)	$0.26
Diluted (loss) earnings per common share	$(0.12)	$0.06	$(0.33)	$0.26

Weighted average shares outstanding:
Basic	305,121,815	278,293,505	254,271,997	278,225,009
Diluted	305,121,815	285,722,649	254,271,997	284,582,536

Stock-based compensation expense included in the consolidated statements of (loss) income and comprehensive (loss) income was as follows:

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Cost of revenues	$51,369	$—	$80,440	$—
Selling, general and administrative expenses	23,149	601	77,506	1,667
Total stock-based compensation expense	$74,518	$601	$157,946	$1,667

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$368,209	$490,841
Trade receivables, net of allowance for doubtful accounts of $8,916 and $10,385, respectively	145,874	113,183
Unbilled receivables	104,057	88,340
Prepaid expenses	15,994	9,442
Other current assets	44,805	9,960
Total current assets	678,939	711,766
Property and equipment, net	34,500	26,347
Intangibles and other assets:
Goodwill	346,719	318,151
Trademark	273,000	273,000
Customer relationships, net	125,867	129,055
Other non-current assets	25,125	16,904
Total assets	$1,484,150	$1,475,223
Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Accounts payable	$4,773	$4,349
Long-term debt - current	7,150	4,565
Income taxes payable	15,693	11,032
Accrued compensation	79,460	49,896
Deferred revenue	13,807	11,720
Value-added tax and sales tax payable	7,954	6,846
Accrued expenses	51,693	29,749
Total current liabilities	180,530	118,157
Long-term debt, less current portion	497,380	435,192
Deferred tax liabilities	78,944	98,310
Other long-term liabilities	18,805	16,052
Total liabilities	775,659	667,711

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2021	December 31, 2020
	(unaudited)

Commitments and contingencies (See Note 10 to our Annual Report on Form 10-K)
Redeemable, convertible preferred stock:
Series A redeemable convertible preferred stock, $0.001 par value; zero and 217,902,632 shares authorized, zero and 23,493,546 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	322,800
Series B redeemable convertible preferred stock, $0.001 par value; zero shares authorized, zero issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 and zero shares authorized, zero issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 and zero shares authorized, 356,117,752 and zero issued, 305,132,181 and zero outstanding at December 31, 2021 and December 31, 2020, respectively	356	—
Class A common stock, $0.001 par value; zero and 416,194,027 shares authorized, zero and 272,054,182 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	272
Class B common stock, $0.001 par value; zero and 116,577,908 shares authorized, zero and 5,002,488 issued, zero and 4,474,514 outstanding at December 31, 2021 and December 31, 2020, respectively	—	5
Class C common stock, $0.001 par value; zero and 55,565,172 shares authorized, zero and 1,838,757 issued, zero and 1,794,020 outstanding at December 31, 2021 and December 31, 2020, respectively	—	2
Treasury stock, 50,985,571 and 572,711 shares at December 31, 2021 and December 31, 2020, respectively	(629,424)	(1,608)
Additional paid-in capital	1,390,630	381,172
Accumulated other comprehensive loss	(10,863)	(1,589)
Retained (deficit) earnings	(42,208)	106,458
Total stockholders' equity	708,491	484,712
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$1,484,150	$1,475,223

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Year ended December 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(23,623)	$79,283
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	29,528	26,528
Bad debt provision	(601)	7,685
Deferred income tax (benefit) expense	(25,827)	3,709
Stock-based compensation expense	157,357	1,667
Unrealized foreign currency exchange loss (gain)	5,024	(5,351)
Other operating activities, net	3,642	1,831
Changes in operating assets and liabilities:
Trade receivables	(32,139)	3,977
Unbilled receivables	(16,733)	(16,794)
Prepaid expenses	(6,542)	308
Other assets	(31,111)	(5,742)
Accounts payable	309	(700)
Accrued expenses and other liabilities	59,020	28,895
Net cash provided by operating activities	118,304	125,296

Cash flows from investing activities:
Purchase of property and equipment	(26,068)	(15,125)
Proceeds from disposal of fixed assets	518	132
Acquisition of businesses, net of cash acquired	(44,759)	—
Net cash used in investing activities	(70,309)	(14,993)

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs and underwriting discounts	314,716	—
Proceeds from issuance of Series A Redeemable Convertible Preferred Stock, net of issuance costs	380,994	322,800
Proceeds from issuance of Series B Redeemable Convertible Preferred Stock, net of issuance costs	122,228	—
Payments of obligations of long-term debt	(336,709)	(4,565)
Payments of debt issuance costs	(7,098)	(111)
Proceeds from borrowings on revolving credit facility	—	29,000
Payments on revolving credit facility	—	(29,000)
Proceeds from borrowings on long-term debt	401,285	—
Proceeds from issuance of common stock on exercise of options, net of employee tax withholding	(851)	296
Shares and options purchased under Tender offer	(701,960)	—
Proceeds from issuance of common stock	1,873	—
Dividends paid	(315,003)	—
Other financing activities, net	(105)	(223)
Net cash (used in) provided by financing activities	(140,630)	318,197
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,622)	6,543
Net (decrease) increase in cash, cash equivalents and restricted cash	(97,257)	435,043
Cash, cash equivalents and restricted cash at beginning of the period	492,199	57,156
Cash, cash equivalents and restricted cash at end of the period	$394,942	$492,199

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Year ended December 31,
	2021	2020
Supplemental disclosure of cash flow information:
Interest paid	$23,611	$23,861
Income taxes paid	$33,344	$13,909
Withholding taxes payable	$25,956	$—

Supplemental disclosures of non-cash investing and financing activities:
Conversion of convertible preferred stock to common stock	$826,022	$—
Net settlement on exercise of shares	$3,611	$—

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
Adjusted Gross Profit reconciliation:	2021	2020	2021	2020
Gross profit, GAAP	$68,404	$82,483	$380,502	$327,815
Stock-based compensation	51,369	—	80,440	—
Employer payroll tax on employee equity incentive plan (f)	98	—	98	—
Depreciation expense	3,234	2,309	11,929	9,049
Adjusted Gross Profit	$123,105	$84,792	$472,969	$336,864
Gross margin, GAAP	23.9%	40.0%	35.6%	40.8%
Adjusted Gross Margin	42.9%	41.1%	44.2%	41.9%

	Three months ended December 31,		Year ended December 31,
Adjusted SG&A reconciliation:	2021	2020	2021	2020
SG&A, GAAP	$95,420	$49,999	$343,786	$189,497
Stock-based compensation	(23,149)	(601)	(77,506)	(1,667)
Acquisition costs (a)	(588)	(633)	(8,524)	(633)
Certain professional fees (b)	—	—	(1,991)	(56)
Non-recurring tender offer compensation expense (c)	—	—	(2,715)	—
Business rationalization (d)	—	(208)	—	(1,316)
IPO-related costs (e)	—	(81)	(2,713)	(315)
Employer payroll tax on employee equity incentive plan (f)	(1,056)	—	(1,056)	—
Adjusted SG&A	$70,627	$48,476	$249,281	$185,510
SG&A margin, GAAP	33.3%	24.2%	32.1%	23.6%
Adjusted SG&A Margin	24.6%	23.5%	23.3%	23.1%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net (loss) income	$(35,125)	$19,604	$(23,623)	$79,283
Income tax expense	(5,457)	6,921	10,148	23,164
Interest expense	5,140	5,934	25,456	25,767
Other expense (income), net	1,977	(46)	1,671	(185)
Unrealized foreign exchange losses	1,112	(5,516)	5,024	(5,351)
Stock-based compensation	74,518	601	157,946	1,667
Depreciation and amortization	7,826	7,201	29,528	26,528
Acquisition costs (a)	588	633	8,524	633
Certain professional fees (b)	—	—	1,991	56
Non-recurring tender offer compensation expense (c)	—	—	2,715	—
Business rationalization (d)	—	208	—	1,316
IPO-related costs (e)	—	81	2,713	315
Employer payroll tax on employee equity incentive plan (f)	1,154	—	1,154	—
Adjusted EBITDA	$51,733	$35,621	$223,247	$153,193
Net (loss) income margin	(12.2)%	9.5%	(2.2)%	9.9%
Adjusted EBITDA Margin	18.0%	17.3%	20.9%	19.1%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net (loss) income allocated to common shareholders	$(35,125)	$18,078	$(83,265)	$73,112
Preferred stock dividends	—	—	59,642	—
Earnings allocated to Preferred Stock	—	1,526	—	6,171
Net (loss) income	(35,125)	19,604	(23,623)	79,283
Unrealized foreign exchange losses (gains)	1,112	(5,516)	5,024	(5,351)
Stock-based compensation	74,518	601	157,946	1,667
Amortization of acquisition-related intangibles	2,995	2,686	12,046	10,537
Acquisition costs (a)	588	633	8,524	633
Certain professional fees (b)	—	—	1,991	56
Non-recurring tender offer compensation expense (c)	—	—	2,715	—
Business rationalization (d)	—	208	—	1,316
IPO-related costs (e)	—	81	2,713	315
Employer payroll tax on employee equity incentive plan (f)	1,154	—	1,154	—
Income tax effects of adjustments (g)	(16,455)	170	(43,090)	(2,073)
Adjusted Net Income	$28,787	$18,467	$125,400	$86,383

GAAP diluted weighted average common shares outstanding	305,121,815	285,722,649	254,271,997	284,582,536
Employee stock options and RSUs	25,359,252	—	20,428,654	—
Adjusted diluted weighted average common shares outstanding	330,481,067	285,722,649	274,700,651	284,582,536
GAAP diluted (loss) earnings per common share	$(0.12)	$0.06	$(0.33)	$0.26
Adjusted Diluted EPS	$0.09	$0.06	$0.46	$0.30
__________

(a)Reflects costs for certain professional fees and retention wage expenses related to certain acquisitions.
(b)Adjusts for certain transaction expenses, non-recurring legal expenses, and one-time professional fees.
(c)Adjusts for the additional compensation expense related to the tender offer completed in the first quarter of 2021.
(d)Adjusts for business rationalization revenues and costs related to closing Thoughtworks Studios, which was completely shut down as of December 31, 2020. Thoughtworkers previously associated with Thoughtworks Studios have been transitioned to other revenue generating functions.
(e)Adjusts for IPO-readiness costs and expenses that do not qualify as equity issuance costs.
(f)We exclude employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of our business.
(g)Adjusts for the income tax effects of the foregoing adjusted items.

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
Free Cash Flow reconciliation:	2021	2020	2021	2020
Net cash provided by operating activities	$22,805	$26,053	$118,304	$125,296
Purchase of property and equipment	(4,564)	(6,120)	(26,068)	(15,125)
Free Cash Flow	$18,241	$19,933	$92,236	$110,171